Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE DISTRIBUTION

LOOP INDUSTRIES AND SUEZ ANNOUNCE STRATEGIC PARTNERSHIP
TO BUILD FIRST INFINITE LOOP™ FACILITY PRODUCING
100% RECYCLED AND INFINITELY RECYCLABLE PLASTIC IN EUROPE

MONTRÉAL (CANADA) & PARIS (FRANCE) / ACCESSWIRE / September 10, 2020 / Today, Loop Industries (Nasdaq: LOOP), a leading innovator in sustainable plastics technology, and SUEZ, a world leader in environmental services, announce plans to build the first Infinite Loop™ recycling facility in Europe. Based on enhanced recycling, the partnership will combine the resource management expertise of SUEZ and Loop’s unique breakthrough technology for the production of virgin quality, food grade, 100% recycled and infinitely recyclable plastic. Located in Europe, the new facility will offer a sustainable and truly needed solution to global consumer goods companies.

Partnership to Meet the Needs of Global Brands Looking for 100% Recycled Content for Packaging, which can be Infinitely Recycled

Loop’s patented and proprietary low-energy technology enables waste plastic to be recycled an infinite number of times, with no degradation in quality. Combined with the expertise of SUEZ, the Infinite Loop™ facility will respond to huge growth in demand in Europe from global beverage and consumer goods brand companies, committed to aggressive targets for a high level of recycled content in their products. This new enhanced recycling facility dedicated to PET1 plastic will be the largest in the world, with the potential to produce the equivalent of approximately 4.2 billion food grade beverage bottles2 made of 100% recycled and infinitely recyclable PET plastic annually.

By leveraging Loop’s innovating technology, this facility will be able to claim savings of 180,000 tons of CO2 annually, compared with virgin PET production from a traditional petrochemical process. These savings are equivalent to approximately 418,000 barrels of oil.

“SUEZ has been involved for more than 10 years in mechanical plastic recycling, while investing constantly in research & innovation. In 2019, we processed 450,000 tons of plastics across Europe and produced 150,000 tons of recycled plastics. Highly convinced by the complementarity between mechanical and chemical recycling solutions, we are thrilled to be part of this innovative project with Loop Industries as it will expand our offer and our solutions improving the economic and environmental performance of our industrial customers, but also contributing to a sustainable resource management” comments Jean-Marc Boursier, SUEZ Group COO.

“Expansion of our technology across Europe has always been of high strategic importance for Loop and our customers. We are beyond excited to be working with the excellent team at SUEZ, who bring a complementary skill-set to Loop’s team with their deep knowledge in resource management,” said Loop Founder and CEO Daniel Solomita. “Europe is leading the charge against petroleum-based plastics: through tougher regulations and taxes, they are setting a global example on transitioning to a more circular economy. The Infinite Loop™ technology creates the infrastructure countries need to be able to eliminate plastic waste and increase recycling rates. Loop’s expansion is tailored to our customers’ needs allowing them to meet and exceed their ambitious targets for recycled content in their packaging, but also to have the ability to recycle their packaging infinitely, without having to compromise quality.”
Reducing Environmental Impact While Increasing Recycling Rates of Plastic Packaging

Europe consumes approximately 5.5 million tons of PET plastic every year, less than 7% of which makes its way back into bottles. European governments are imposing new regulation on single used plastics and set minimum recycled content laws for packaging. It results in a critical need for a sustainable solution that can drastically reduce the environmental impact of plastic packaging for consumer brands.

With this partnership, Loop Industries and SUEZ intend to build in Europe a new Infinite Loop™ recycling facility which will bring an end-of-life solution to the waste plastic inputs currently not recycled. This will directly increase recycling rates in the country where it will be built. Final site selection and engineering are targeted to be completed by mid-2021 and commissioning of the facility is currently projected in 2023.
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1 Polyethylene Terephthalate
2 With an average weight of 20 grams

About Loop Industries
Loop Industries is a technology company whose mission is to accelerate the world's shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin and polyester fiber suitable for use in food-grade packaging, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement towards a circular economy by preventing plastic waste and recovering waste plastic for a more sustainable future for all.
Common shares of Loop Industries are listed on the Nasdaq Global Market under the symbol "LOOP."

For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

About SUEZ
Since the end of the 19th century, SUEZ has built expertise aimed at helping people to constantly improve their quality of life by protecting their health and supporting economic growth. With an active presence on five continents, SUEZ and its 90,000 employees strive to preserve our environment’s natural capital: water, soil, and air. SUEZ provides innovative and resilient solutions in water management, waste recovery, site remediation and air treatment, optimizing municipalities’ and industries’ resource management through “smart” cities and improving their environmental and economic performance. The Group delivers sanitation services to 64 million people and produces 7.1 billion m3 of drinking water. SUEZ is also a contributor to economic growth, with more than 200,000 jobs created directly and indirectly on an annual basis, and a provider of new resources, with 4.2 million tons of secondary raw materials produced. By 2030, the Group is targeting 100% sustainable solutions, with a positive impact on our environment, health and climate. SUEZ generated total revenue of €18.0 billion in 2019.

Forward-Looking Statements

This news release contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words "intends", "may", "will", "plans", "expects", "anticipates", "should", "could", "projects", "predicts", "estimates", "aims", "believes", "hopes", "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) our ability to sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company's business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of a novel strain of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of our employees, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, and (xi) other factors discussed in our subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission ("SEC"). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Media Inquiries

Loop Industries
Stephanie Corrente
+1 (450) 951-8555 ext. 226
scorrente@loopindustries.com

SUEZ
Isabelle Herrier Naufle / Mathilde Bouchoux
+33 (0)6 83 54 89 62 / +33 (0)6 88 42 97 27
isabelle.herrier.naufle@suez.com
mathilde.bouchoux@suez.com

Future Infinite Loop™ facility mock-up